UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 7, 2014

Gladstone Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	814-00704	83-0423116
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 100, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2014, the board of directors of Gladstone Investment Corporation (the "Company") elected Walter H. Wilkinson, Jr. to the board to fill a vacancy resulting from the death of a former director. Mr. Wilkinson was also appointed a member of each of the Company’s Compensation Committee and Ethics, Nominating and Corporate Governance Committee, effective immediately. Mr. Wilkinson is an "independent director" within the meaning of NASDAQ Stock Market Marketplace Rule 5605(a)(2) and Section 10A of the Securities and Exchange Act of 1934, as amended. Because Mr. Wilkinson is filling a vacancy on our board, Mr. Wilkinson’s initial term will expire on the date of the Company’s 2015 Annual Meeting of Shareholders.

Mr. Wilkinson is the founder and a general partner of Kitty Hawk Capital, a venture capital firm established in 1980 and based in Charlotte, North Carolina. He has served as a director of RF Micro Devices (NASDAQ: RFMD) since 1992 and has served as the Chairman of the Board of Directors since July 2008. He currently serves on the board of the N.C. State University Foundation and has previously served on the boards of other universities and related organizations. He is a past member and director of the National Venture Capital Association and is a past member and Chairman of the National Association of Small Business Investment Companies. He is currently Chairman of the Carolinas Chapter of the National Association of Corporate Directors ("NACD") and is a NACD Leadership Fellow, having completed the NACD’s program for corporate directors. During his career he has helped to start or expand dozens of rapidly growing companies in a variety of industries. Mr. Wilkinson serves or has served as a director of numerous venture-backed companies, both public and private.
The Company issued a press release announcing the election of Mr. Wilkinson, which is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

On October 7, 2014, Gladstone Investment Corporation (the "Company") issued a press release, filed herewith as Exhibit 99.2, announcing that its board of directors declared monthly cash distributions for the Company’s common stock and 7.125% Series A Cumulative Term Preferred Stock for each of October, November and December 2014. In addition to the recurring monthly cash distribution of $0.06 per common share, the Company’s board of directors declared a one-time special cash distribution of $0.05 per common share for December 2014. The Company also announced its intention to report earnings for its first quarter ended September 30, 2014, after the stock market closes on Tuesday, October 28, 2014. The Company’s conference call will be held on October 29, 2014 at 8:30 a.m. EDT.

The information disclosed under this Item 7.01, including Exhibit 99.2 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, and shall not be deemed incorporated by reference into any filings made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation

October 7, 2014	By:	/s/ David Watson

Name: David Watson
Title: Chief Financial Officer & Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	99.1 Press Release issued by Gladstone Investment Corporation on October 7, 2014.
99.2	99.2 Press Release issued by Gladstone Investment Corporation on October 7, 2014.